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                                                                    EXHIBIT 23.5

                       INDEPENDENT ACCOUNTANT'S CONSENT

The Board of Directors
Bayonne Bancshares, Inc.:

We consent to the incorporation by reference into the registration statement on Form S-4 of Richmond County Financial Corp. of our report dated April 27, 1998, with respect to the consolidated statements of financial condition of Bayonne Bancshares, Inc. and subsidiaries as of March 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1998, which report appears in the Form 10-K of Bayonne Bancshares, Inc., incorporated by reference into the registration statement on Form S-4 of Richmond County Financial Corp., and to the reference to our Firm under the heading "Experts" in the registration statement.


                                        /s/ KPMG LLP
                                        -----------------------------
                                        KPMG LLP

Short Hills, New Jersey

January 8, 1999